Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Carrizo Oil & Gas, Inc.:

We consent to the use of our report dated February 27, 2017, with respect to the consolidated statements of operations, shareholders’ equity, and cash flows of Carrizo Oil & Gas, Inc. for the year ended December 31, 2016, and the related notes, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Houston, Texas

September 20, 2019